UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 3, 2012

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
8735 Henderson Road, Renaissance One
	Tampa, Florida	33634
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On April 3, 2012, the United States Attorney’s Office for the Middle District of Florida (the “USAO”) and the Florida Attorney General’s Office notified WellCare Health Plans, Inc. (“WellCare”) that they have agreed to terminate the Deferred Prosecution Agreement (the “DPA”) entered into on May 5, 2009 among WellCare and its affiliates and subsidiaries, the USAO and the Florida Attorney General’s Office.  This early termination of the DPA is effective immediately.  The USAO also informed WellCare that, within five days, the USAO will seek dissmisal of the charges contained in the Information that had been filed by the USAO in the United States District Court for the Middle District of Florida pursuant to the DPA.

The DPA was scheduled to expire on May 5, 2012, but the DPA provided that the term could be reduced by the USAO upon consideration of WellCare’s remedial actions, WellCare’s compliance with applicable health care laws and regulations and the written reports of the Monitor, who was an independent individual appointed to oversee WellCare’s compliance with the DPA.  The DPA therefore is terminating early as provided by its terms.

A copy of the press release announcing the termination of the DPA is attached hereto as Exhibit 99.1.

Item 9.01                      Financial Statements and Exhibits.

(d)   Exhibits.

99.1           Press release dated April 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2012	WELLCARE HEALTH PLANS, INC. /s/ Lisa G. Iglesias
Lisa G. Iglesias
Senior Vice President, General Counsel & Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press release dated April 3, 2012